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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 1997


                                 OMNICARE, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


              1-8269                            31-1001351
    (Commission File Number)          (IRS Employer Identification No.)


            50 East RiverCenter Boulevard, Covington, Kentucky 41011
               (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code: (606) 291-6800
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Item 2. Acquisition or Disposition of Assets

Pursuant to an Agreement and Plan of Merger, dated as of August 7, 1997, by and among Omnicare, Inc. ("Omnicare" or the "Company"), Omnicare Acquisition Corp., a wholly owned subsidiary of the Company ("Sub") and American Medserve Corporation ("AMCI"), Sub commenced a tender offer for all outstanding AMCI shares at $18 per share in cash. The tender offer expired on September 12, 1997 and Sub accepted for payment approximately 97% of the outstanding shares. On September 16, 1997, Sub was merged with and into AMCI, each remaining share (other than shares owned directly or indirectly by the Company or AMCI or shares held by holders exercising dissenters' rights) was converted into the right to receive $18 in cash and AMCI became a wholly owned subsidiary of the Company.

American Medserve Corporation, based in Naperville, Illinois, provides comprehensive pharmacy and related services to approximately 51,400 residents in 720 long-term care facilities in 11 states. Additionally, American Medserve Corporation is a joint venture partner with an affiliate of The Evangelical Lutheran Good Samaritan Society, which ranks as the nation's fifth-largest nursing home operator, serving 27,000 residents.

The assets of the business acquired consist primarily of accounts receivable, inventory, fixed assets (primarily computer equipment, medication carts, vehicles and office furniture, fixtures and equipment) and goodwill. The acquisition will be accounted for as a purchase transaction.

The cash purchase price of AMCI totalled approximately $223 million. In connection with this agreement, Omnicare also assumed AMCI's liabilities, including bank debt totalling $16.7 million, which has been retired. The cash payments required at the closing of this transaction were funded from drawing down $250 million, on September 16, 1997, from the Company's $400 million revolving credit agreement with a consortium of sixteen banks. After this transaction, Omnicare has a total of $150 million of financing available under this revolving credit facility.

There is no material relationship between AMCI and Omnicare, any of Omnicare's affiliates, any Omnicare director or officer, or any associate of any such director or officer.

With the completion of this acquisition, Omnicare provided pharmacy and related consulting services to approximately 413,000 residents in over 5,100 long-term care facilities in 35 states. Based on the revenues of Omnicare and American Medserve Corporation for the quarter ended June 30, 1997, annualized revenues of the combined companies are in excess of $975.0 million.

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Item 7. Financial Statement and Exhibits

(a)      Financial statements of business acquired.

         Financial statements of AMCI as of and for the year ended December 31, 1996 are incorporated by reference to AMCI's Annual Report on Form 10-K for the year ended December 31, 1996, filed March 31, 1997. Financial statements as of and for the six months ended June 30, 1997 are incorporated by reference to AMCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed August 13, 1997. The audit report of Ernst & Young LLP is incorporated by reference to AMCI's Annual Report on Form 10-K for the year ended December 31, 1996.

(b)      Pro forma financial information.

         To be filed by an amendment to this Form 8-K not later than 60 days after the date that this report was required to be filed.

(c)      Exhibits.

         Exhibit No.                Description
         -----------                -----------
          2.1                       Agreement and Plan of Merger, dated as of
                                    August 7, 1997, by and among the Company, Sub and
                                    AMCI, is incorporated by reference to
                                    Exhibit (c)(1) to the Company's Tender Offer
                                    Statement on Schedule 14D-1 dated August 14,
                                    1997.

         23.1                       Consent of Ernst & Young LLP

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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   Omnicare, Inc.
                                           ----------------------------------
                                                   (Registrant)

Date:    September 19, 1997                By:/s/David W. Froesel, Jr.
      -----------------------------           ------------------------
                                           David W. Froesel, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial and
                                            Accounting Officer)

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                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------
 2.1                       Agreement and Plan of Merger, dated as of August 7, 1997, by and among the
                           Company, Sub and AMCI, is incorporated by reference to Exhibit (c)(1) to the Company's Tender Offer Statement on Schedule 14D-1 dated August
                           14, 1997.

23.1                       Consent of Ernst & Young LLP

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